                                                                    EXHIBIT 5.1


                                                                   May 13, 2002

TOYS "R" US, INC.
461 From Road
Paramus, New Jersey  07652

Ladies and Gentlemen:

                  We have acted as counsel to Toys "R" Us, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance by the Company of its (i) senior notes due 2007 (the "Senior Notes"); (ii) contracts (the "Purchase Contracts") for purchase and sale of shares of its common stock, par value $0.10 per share (the "Common Stock"); (iii) stock purchase units, designated the "Equity Security Units" (the "Equity Security Units"), consisting of (a) a Purchase Contract under which the holder, upon settlement, will purchase shares of Common Stock and (b) a Senior Note; and (iv) Common Stock which may be issued upon settlement of the Purchase Contracts. The Senior Notes, the Purchase Contracts, the Equity Security Units and the Common Stock are hereinafter referred to collectively as the "Securities." The Common Stock has associated rights to purchase additional shares of Common Stock, which are issuable under the Amended and Restated Rights Agreement dated as of April 16, 1999 between the Company and the American Stock Transfer & Trust Company, as rights agent. The Securities will be issued, sold and delivered as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein (the "Prospectus") pursuant to Rule 430A and Rule 415 under the Act.

                  The Senior Notes will be issued pursuant to an Indenture (the "Original Indenture"), as supplemented by a supplemental indenture relating to the terms of the Senior Notes (the "Supplemental Indenture" and, together with the Original Indenture, the "Indenture") in each case, to be entered into between the Company and The Bank of New York, as Trustee (the "Trustee").

TOYS "R" US, INC.                     -2-                          May 13, 2002


                  The Purchase Contracts will be issued pursuant to a Purchase Contract Agreement (the "Purchase Contract Agreement") to be entered into between the Company and The Bank of New York, as purchase contract agent (the "Purchase Contract Agent").

                  We have examined the Registration Statement, the form of the Original Indenture, the form of the Supplemental Indenture, the form of the Senior Notes, the form of the Purchase Contract Agreement, the form of the Purchase Contracts, the form of certificate representing the Equity Security Units and a specimen of the share certificate evidencing the Common Stock, each of which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

                  In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (i) at the time of execution, authentication, issuance and delivery of the Senior Notes, the Indenture will be the valid and legally binding obligation of the Trustee; and (ii) at the time of execution, authentication, issuance and delivery of the Purchase Contracts and the Equity Security Units, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent. We have assumed further that: (i) at the time of execution, authentication, issuance and delivery of the Senior Notes, the Indenture will have been duly authorized, executed and delivered by the Company; and (ii) at the time of execution, authentication, issuance and delivery of the Purchase Contracts and the Equity Security Units, the Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company.

                  Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

TOYS "R" US, INC.                     -3-                          May 13, 2002


                  1. With respect to the Senior Notes, assuming (a) the taking by the Board of Directors of the Company, a duly constituted and acting committee of such Board of Directors or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the "Board"), of all necessary corporate action to approve the issuance and terms of the Senior Notes, the terms of the offering thereof and related matters and (b) the due execution, authentication, issuance and delivery of such Senior Notes, upon payment of the consideration therefor provided for in the applicable purchase, underwriting or similar agreement approved by the Board and in accordance with the provisions of the definitive Indenture and such agreement, the Senior Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

                  2. With respect to the Purchase Contracts, assuming (a) the taking by the Board of all necessary corporate action to approve the issuance and terms of the Purchase Contracts, the terms of the offering thereof and related matters and (b) the due execution, authentication, issuance and delivery of such Purchase Contracts, upon payment of the consideration therefor or provided for in the applicable purchase, underwriting or similar agreement approved by the Board and in accordance with the provisions of the definitive Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

                  3. With respect to the Equity Security Units, assuming (a) the taking by the Board of all necessary corporate action to approve (1) the issuance and terms of the Equity Security Units, the terms of the offering thereof and related matters, (2) the issuance and the terms of the Purchase Contracts as a component of the Equity Security Units, the terms of the offering thereof and related matters, and (3) the issuance and terms of the Senior Notes as a component of the Equity Security Units, the terms of the offering thereof and related matters and (b) the due execution, authentication, issuance and delivery of (1) the Equity Security Units, (2) such Purchase Contracts and (3) such Senior Notes, upon the payment of the consideration therefor provided for in the applicable purchase, underwriting or similar agreement approved by the Board and in accordance with the provisions of the definitive Purchase Contract Agreement, in the case of the Equity Security Units and such Purchase Contracts, and the definitive Indenture, in the case of such Senior Notes, the Equity Security Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  4. With respect to the Common Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) the due issuance and delivery of the Common Stock, upon payment of the consideration therefor in accordance with the Purchase Contracts approved by the Board, the Common Stock will be validly issued, fully paid and nonassessable.

TOYS "R" US, INC.                     -4-                          May 13, 2002

                  Our opinions set forth in paragraphs 1 through 3 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

                  We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware General Corporation Law and reported judicial decisions interpreting the foregoing).

                  We hereby consent to the filing of this opinion letter as
Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus included in the Registration Statement.

                                        Very truly yours,


                                        SIMPSON THACHER & BARTLETT